Exhibit 99.1

Kaival Brands Innovations Group, Inc.

FOR IMMEDIATE RELEASE

Release Date: September 14, 2020

Contact name: Eric Mosser

Phone number: 833-4-KAIVAL
Email address: investors@kaivalbrands.com

Kaival Brands Increases Quarterly Revenues with Expanding Distribution Channels

Revenues increased approximately 44% compared to second quarter of fiscal 2020

GRANT, Fla. – (Sept. 14, 2020) (GLOBE NEWSWIRE) – via NetworkWire – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company” or “we”), a company focused on growing and incubating innovative and profitable products into mature, dominant brands, today announces financial results for its fiscal 2020 third quarter ended July 31, 2020.

Fiscal 2020 Third Quarter Highlights:

•	Revenues for the third quarter of fiscal 2020 were approximately $32.4 million, compared to $0 in the same period of the prior fiscal year.
•	Gross profit* for the third quarter of fiscal 2020 was approximately $4.4 million, compared to $0 for the third quarter of fiscal 2019.
•	Total cost of revenue – related party was approximately $28 million for the third quarter of fiscal 2020, compared to $0 in the same period of the prior fiscal year.
•	Total operating expenses were approximately $1.5 million in the third quarter of fiscal 2020, compared to approximately $27,000 in the same period of the prior fiscal year.
•	Net income was approximately $2.6 million, or $0.00 basic and diluted earnings per share, in the third quarter of fiscal 2020, compared to net loss of approximately $27,000, or $0.00 basic and diluted loss per share, for the prior year period.
•	Cash balance at July 31, 2020, was approximately $2.7 million, compared to $0 at Oct. 31, 2019.
•	National distribution channels are being established for future growth and the Company’s products are currently in thousands of retail and convenience store locations.

*This press release includes references to non-GAAP financial measures. Please see the heading “Use of Non-GAAP Financial Measures” below for a more complete explanation.

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Management Comments

“We had an extremely busy and fruitful third fiscal quarter. We experienced a rising demand for our exclusively distributed premium product, the Bidi™ Stick. We have seen an increase in sales of almost 44% from the previous quarter, with our sales growth occurring mostly organically through smaller distribution channels and wholesalers,” said Niraj Patel, president and CEO of Kaival Brands. “Now in the fourth fiscal quarter, we are focused on expanding our distribution into large national retailers and convenience chains.”

“We are proud to announce that Bidi™ Sticks can now be found nationally in over 850 retail stores, like Fas Mart and SprintMart, owned by GPM Investments, LLC, in addition to over 2,200 current Circle K convenience stores, and we expect in the coming months for our distribution to expand potentially into thousands more retailers and convenience chains,” Patel continued. “Bidi™ Sticks can also be purchased online for in-person delivery from any goPuff.com facility that has the ability to sell Bidi™ Sticks legally with proper age-verification gates within that state or municipality. Internationally, we also recently shipped an initial order valued at approximately $166,000 to Ambros, Inc., a company located in Guam that is the exclusive distributor of Johnson & Johnson and Budweiser products to all retailers located in Guam. The Bidi™ Stick will be the only vaping device offered by Ambros, Inc. to their customers and retailers.”

“Kaival Brands is also focusing on the future for all stockholders with the recent cancellation of 300 million shares of common stock, resulting in the Company currently having 277,282,630 total issued and outstanding shares of common stock and 3 million shares of Series A preferred stock. Kaival Brands also recently secured the services of InvestorBrandNetwork to assist the Company in brand awareness. We believe brand awareness is the first step in creating a more active daily trading base for our common stock. We also intend to explore other options in connection with our goal of expanding and growing our business and brand, such as public offerings of our equity, mergers and acquisitions, as well as possibly qualifying for an up-listing to Nasdaq,” Patel concluded.

**The Company’s President, Chief Executive Officer and Chief Financial Officer, owns and controls Bidi Vapor; thus, Bidi Vapor and the Company are considered under common control, and Bidi Vapor is considered a related party.

Financial Results for the three months ended July 31, 2020, compared to three months ended July 31, 2019

Revenues for the third quarter of fiscal year 2020 were approximately $32.4 million, compared to $0 in the same period of the prior fiscal year. During the second quarter of fiscal year 2020, we entered into a distribution agreement, pursuant to which we were granted the exclusive, worldwide rights to distribute certain products, primarily consisting of the BidiTM Stick (the “Products”). In connection therewith, we entered into sub-distribution agreements and other agreements with counterparties and granted such sub-distributors the right to distribute the Products to non-retail customers within the United States.

Gross profit in the third quarter of fiscal year 2020 was approximately $4.4 million, compared to $0 for the third quarter of fiscal year 2019. Total cost of revenue was approximately $28 million for the third quarter of fiscal year 2020, compared to $0 for the third quarter of fiscal year 2019. The increase in gross profit is entirely driven by the sales of the Products during the third quarter of fiscal year 2020.

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Total operating expenses were approximately $1.5 million for the third quarter of fiscal year 2020, compared to approximately $27,000 for the third quarter of fiscal year 2019. For the third quarter of fiscal year 2020, operating expenses consisted of commissions earned pursuant to certain of our agreements of approximately $769,000 and general and administrative expenses of approximately $705,000. General and administrative expenses in the third quarter of fiscal year 2020 consisted primarily of legal fees, salaries, professional fees, merchant fees and other service fees. Total operating expenses for the third quarter of fiscal 2019 consisted solely of general and administrative expenses, which were primarily from legal fees incurred. We expect future operating expenses to continue to increase while we generate increased sales growth.

During the third quarter of fiscal year 2020, we accrued approximately $320,000 for income taxes, compared to $0 for the third quarter of fiscal year 2019.

Net income for the third quarter of fiscal year 2020 was approximately $2.6 million, or $0.00 basic and diluted earnings per share, compared to net loss of approximately $27,000, or $0.00 basic and diluted loss per share, for the third quarter of fiscal year 2019. The increase in net income for the third quarter of fiscal year 2020, as compared to the third quarter of fiscal year 2019, is attributable to the commencement of sales of the Products.

Weighted-average common stock shares outstanding were 575,746,039 in the third quarter of fiscal year 2020 and 572,364,574 for the third quarter of fiscal year 2019.

Financial Results for the nine months ended July 31, 2020, compared to nine months ended July 31, 2019

Revenues for the first nine months of fiscal year 2020 were approximately $54.9 million, compared to $0 in the same period of the prior fiscal year. During our second fiscal quarter for 2020, we entered into a distribution agreement, pursuant to which we were granted the exclusive, worldwide rights to distribute the Products. In connection therewith, we entered into sub-distribution agreements and other agreements with counterparties and granted such sub-distributors the right to distribute the Products to non-retail customers within the United States.

Gross profit in the first nine months of fiscal year 2020 was approximately $6.9 million, compared to $0 for the first nine months of fiscal year 2019. Total cost of revenue was approximately $47.9 million for the first nine months of fiscal year 2020, compared to $0 for the first nine months of fiscal year 2019. The increase in gross profit is entirely driven by the commencement of sales of the Products during the first nine months of fiscal year 2020.

Total operating expenses were approximately $2 million for the first nine months of fiscal year 2020, compared to approximately $45,000 for the first nine months of fiscal year 2019. For the first nine months of fiscal year 2020, operating expenses consisted of commissions earned pursuant to certain of our agreements of approximately $1 million and general and administrative expenses of approximately $916,000. General and administrative expenses in the first nine months of fiscal year 2020 consisted primarily of legal fees, salaries, professional fees, bonus compensation, merchant fees and other service fees. Total operating expenses for the first nine months of fiscal year 2019 consisted solely of general and administrative expenses, which were primarily from legal fees incurred. We expect future operating expenses to continue to increase while we generate increased sales growth.

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During the first nine months of fiscal year 2020, we accrued approximately $1.3 million for income taxes, compared to $0 for the first nine months of fiscal year 2019.

Net income for the first nine months of fiscal year 2020 was approximately $3.7 million, or $0.01 basic and diluted earnings per share, compared to net loss of approximately $45,000, $0.00 basic and diluted loss per share, for the first nine months of fiscal year 2019. The increase in net income for the first nine months of fiscal year 2020, as compared to the first nine months of fiscal year 2019, is attributable to the commencement of sales of the Products.

Weighted-average common stock shares outstanding were 573,499,956 in the first nine months of fiscal year 2020 and 572,364,574 for the first nine months of fiscal year 2019.

*Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to gross profit. Gross profit is determined by deducting the cost of revenue from operating revenue. Cost of revenue includes direct and indirect labor, materials, services, fixed costs and variable overhead. Gross profit should not be considered an alternative to operating income or net income, which are determined in accordance with GAAP. We believe that gross profit, although a non-GAAP financial measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates our cost structure and provides funds for our total costs and expenses. We use gross profit in measuring the performance of our business. Other companies may calculate gross profit in a different manner.

- - - - -

The Bidi™ Stick is manufactured by Bidi Vapor, LLC, and the Company acts as the sole exclusive worldwide distributor. Mr. Patel, the Company’s president, chief executive officer and chief financial officer, owns and controls Bidi Vapor, LLC; thus, Bidi Vapor, LLC and the Company are considered under common control, and Bidi Vapor, LLC is considered a related party.

- - - - -

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the coronavirus (“COVID-19”) pandemic and impact on the demand for the products we distribute; the actions governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; whether we will be able to engage in future public offerings or consummate any transactions on the timeline we expect, if at all; whether we will be able to uplist to a securities exchange in the future, if at all; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

For more information, please contact 833-4-KAIVAL or email us at investors@kaivalbrands.com.

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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Kaival Brands Innovations Group, Inc.

Balance Sheets

(Unaudited)

	July 31, 2020	October 31, 2019

ASSETS
CURRENT ASSETS:
Cash in bank	$2,669,450	$—
Accounts receivable	7,033,361	—
Accounts receivable – related parties	19,910	—
Inventories	9,357	—

Total Current Assets	9,732,078	—

TOTAL ASSETS	$9,732,078	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$27,811	$44,886
Accrued taxes	1,396,919	—
Accounts payable – related party	4,283,852	—
Total Current Liabilities	5,708,582	44,886

TOTAL LIABILITIES	$5,708,582	$44,886

STOCKHOLDERS’ EQUITY(DEFICIT):

Preferred stock 5,000,000 shares authorized; Series A preferred stock ($.001 par value, 3,000,000 shares authorized, none issued and outstanding as of July 31, 2020 and October 31, 2019)	—	—

Common stock ($.001 par value, 1,000,000,000 shares authorized, 576,495,148 and 572,364,574 issued and outstanding as of July 31, 2020 and October 31, 2019, respectively)	576,496	572,365

Additional paid-in capital	(200,844)	(544,026)

Retained earnings (accumulated deficit)	3,647,844	(73,225)
Total Stockholders’ Equity (Deficit)	4,023,496	(44,886)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$9,732,078	$—

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Kaival Brands Innovations Group, Inc.

Statements of Operations

(Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2020	2019	2020	2019
Revenues
Revenues	$32,422,993	$—	$54,923,896	$—
Revenues - related parties	54,040	—	86,520	—
Excise tax on products	(101,724)	—	(128,953)	—
Total net revenues	32,375,309	—	54,881,463	—

Cost of revenue
Cost of revenue - related party	27,860,145	—	47,771,211	—
Cost of revenue – other	115,868		173,448
Total cost of revenue	27,976,013	—	47,944,659	—

Gross profit	4,399,296	—	6,936,804	—

Operating expenses
Commissions	769,134	—	1,029,132	—
General & Administrative expenses	704,737	27,135	915,762	45,320
Total operating expenses	1,473,871	27,135	1,944,844	45,320

Income (loss) before income taxes provision	2,925,425	(27,135)	4,991,910	(45,320)

Provision for income taxes	(320,410)	—	(1,270,841)	—

Net income (loss)	$2,605,015	$(27,135)	$3,721,069	$(45,320)

Net income (loss) per common share - basic and diluted	$0.00	$(0.00)	$0.01	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	575,746,039	572,364,574	573,499,956	572,364,574

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Kaival Brands Innovations Group, Inc.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended July 31, 2020	For the Nine Months Ended July 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,721,069	$(45,320)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Stock based compensation	320,156	—
Expenses contributed to capital	27,157	17,670
Changes in current assets and liabilities:
Accounts receivable	(7,033,361)	—
Accounts receivable – related parties	(19,910)	—
Inventories	(9,357)	—
Accounts payable – related party	4,283,852	—
Accrued taxes	1,396,919
Accounts payable and accrued expenses	(17,075)	27,650
Net cash provided by operating activities	2,669,450	—

Net change in cash	$2,669,450	$—
Beginning cash balance	—	—
Ending cash balance	$2,669,450	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$—	$—
Income taxes paid	$—	$—

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Kaival Brands Innovations Group, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Three and Nine Months Ended July 31, 2020

(Unaudited)

	Preferred Shares (Series A)	Preferred Shares (Series B)	Par Value Preferred Shares (Series A)	Par Value Preferred Shares (Series B)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total

Balances, October 31, 2019	—	—	$—	$—	572,364,574	$572,365	$(544,026)	$(73,225)	$(44,886)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—	—	26,457	—	26,457
Net loss	—	—	—	—	—	—	—	(12,933)	(12,933)
Balances, January 31, 2020	—	—	$—	$—	572,364,574	$572,365	$(517,569)	$(86,158)	$(31,362)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—	—	700	—	700
Net income	—	—	—	—	—	—	—	1,128,987	1,128,987
Balances, April 30, 2020	—	—	$—	$—	572,364,574	$572,365	$(516,869)	$1,042,829	$1,098,325
Issuance of common shares for compensation	—	—	—	—	4,130,574	4,131	316,025	—	320,156
Net income	—	—	—	—	—	—	—	2,605,015	2,605,015
Balances, July 31, 2020	—	—	$—	$—	576,495,148	$576,496	$(200,844)	$3,647,844	$4,023,496

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Kaival Brands Innovations Group, Inc.

Statement of Changes in Stockholders’ Deficit

For the Three and Nine Months Ended July 31, 2019

(Unaudited)

	Preferred Shares (Series A)	Preferred Shares (Series B)	Par Value Preferred Shares (Series A)	Par Value Preferred Shares (Series B)	Common Shares		Par Value Common Shares		Additional Paid-in Capital		Accumulated Deficit		Total

Balances, October 31, 2018	—	—	$—	$—	572,364,574		$572,365		$(570,989)		(4,376)		(3,000)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—		—		7,210		—		7,210
Net loss	—	—	—	—	—		—		—		(13,960)		(13,960)
Balances, January 31, 2019	—	—	$—	$—	572,364,574		$572,365		(563,779)		(18,336)		$(9,750)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—		—		4,950		—		4,950
Net loss	—	—	—	—	—		—		—		(4,225)		(4,225)
Balances, April 30, 2019	—	—	$—	$—	572,364,574	$	572,365	$	(558,529)	$	(22,561)	$	(9,025)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—		—		5,510		—		5,510

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